                                                                   EXHIBIT 10.62

                                    AGREEMENT

                                  BY AND AMONG

                                   SJMB, L.P.,

                             CHARLES E. UNDERBRINK,

                                JOHN L. THOMPSON

                                       AND

                               BELLELI ENERGY SrL,

                                       AND

                           HANOVER COMPRESSOR COMPANY

                    HANOVER COMPRESSION GENERAL HOLDINGS, LLC

                   HANOVER COMPRESSOR HOLDING COMPANY NL B.V.

                        HANOVER COMPRESSOR NIGERIA, INC.,

                     HANOVER COMPRESSION LIMITED PARTNERSHIP

                               HCC MANTOVA S.r.L.

                               September 20, 2002

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I. DEFINITIONS............................................................................................1

         1.1.     Definitions.....................................................................................1
         1.2.     Interpretation..................................................................................5

ARTICLE II. PURCHASE AND SALE OF THE SUBJECT QUOTAS...............................................................5

         2.1.     Capital Structure...............................................................................5
         2.2.     Purchase and Sale of the Quotas.................................................................5
         2.3.     Purchase Price..................................................................................5

ARTICLE III. CLOSING..............................................................................................6

         3.1.     Closing.........................................................................................6
         3.2.     SJMB Deliveries at Closing......................................................................6
         3.3.     Hanover Entities Deliveries at Closing..........................................................6
         3.4.     Recordation.....................................................................................7

ARTICLE IV. CONDITIONS PRECEDENT TO THE CLOSING...................................................................7

         4.1.     Conditions Precedent to Obligations of SJMB, Underbrink and Thompson............................7
         4.2.     Conditions Precedent to Obligations of the Hanover Entities.....................................8

ARTICLE V. OPTIONS TO PURCHASE....................................................................................9

         5.1.     SJMB Purchase Option............................................................................9
         5.2.     HCHC Purchase Option...........................................................................11

ARTICLE VI. BONDS AND LETTERS OF CREDIT..........................................................................13

         6.1.     Existing Belleli Financing.....................................................................13
         6.2.     Additional Financing...........................................................................13
         6.3.     Replacement of Scheduled Bonds or Letters of Credit and Repayment of Scheduled Cash............14
         6.4.     Interest Payments on Scheduled Letters of Credit and Scheduled Cash............................14
         6.5.     Invoices and Payment...........................................................................14

ARTICLE VII. BELLELI FINANCING AND CAPITAL STRUCTURE.............................................................14

         7.1.     Additional Financing...........................................................................14
         7.2.     Capital Contributions..........................................................................14
         7.3.     Additional Actions.............................................................................15
         7.4.     Capital Structure..............................................................................15
         7.5.     Assets.........................................................................................15

         7.6.     Distributions..................................................................................16
         7.7.     Control........................................................................................16
         7.8.     Further Financing, Bonding, Letters of Credit, Guarantees, Etc.................................16

ARTICLE VIII. HCC MANTOVA FINANCING & CAPITAL STRUCTURE..........................................................16

         8.1.     Existing HCC Mantova Financing.................................................................16
         8.2.     Additional Financing...........................................................................16
         8.3.     Capital Contributions..........................................................................16
         8.4.     Capital Structure..............................................................................16
         8.5.     Assets.........................................................................................17
         8.6.     Distributions..................................................................................17
         8.7.     Control........................................................................................17

ARTICLE IX. ENTERPRISE VALUATION SALE............................................................................17

         9.1.     Enterprise Valuation Sale......................................................................17
         9.2.     Enterprise Valuation Sale to Unaffiliated Third Party..........................................18
         9.3.     Cooperation....................................................................................19
         9.4.     Representations and Warranties.................................................................19

ARTICLE X. REPRESENTATIONS AND WARRANTIES........................................................................19

         10.1.    Representations and Warranties of SJMB.........................................................19
         10.2.    Representations and Warranties of Non-Mantova Hanover Entities.................................21
         10.3.    Representations and Warranties of Belleli......................................................22
         10.4.    Representations and Warranties of HCC Mantova..................................................24
         10.5.    Representations and Warranties of HCHC.........................................................26
         10.6.    Representations and Warranties of HCLP.........................................................26

ARTICLE XI. INDEMNIFICATION AND GUARANTEE........................................................................27

         11.1.    Survival of Representations and Warranties.....................................................27
         11.2.    Indemnification................................................................................27

ARTICLE XII. TERMINATION OF OTHER AGREEMENTS AND RELEASES........................................................28

         12.1.    Termination of Other Agreements................................................................28

ARTICLE XIII. MISCELLANEOUS......................................................................................28

         13.1.    Notices........................................................................................28
         13.2.    Binding Effect; Benefits.......................................................................29
         13.3.    Waiver.........................................................................................29
         13.4.    Amendments.....................................................................................30
         13.5.    Assignability..................................................................................30
         13.6.    Governing Law..................................................................................30
         13.7.    Counterparts...................................................................................30

         13.8.    Entire Agreement...............................................................................30
         13.9.    Severability...................................................................................30
         13.10.   Disputes...................................................................................... 30
         13.11.   Fees and Expenses..............................................................................30
         13.12.   Remedy.........................................................................................30
         13.13.   Cooperation....................................................................................31
         13.14.   Restriction on Sale of Subject Quotas..........................................................31

                                    SCHEDULES

Schedule 3.2(a)     SJMB Release
Schedule 3.2(d) Lease Consent (to lease of assets of business from HCC Mantova to Belleli)
Schedule 3.2(f)     Instrument of Transfer of the "Subject Quotas"
Schedule 3.3(a)     Hanover Release
Schedule 3.3(e)     Satisfaction, Release and Indemnification Agreement
Schedule 5.1(f)     Representations and Warranties at Option Closing
Schedule 6.1-1      Hanover Entities Scheduled Bonds or Letters of Credit
Schedule 6.1-2      SJMB Scheduled Bonds or Letters of Credit
Schedule 6.1(a)-1   Hanover Entities Scheduled Cash
Schedule 6.1(a)-2   SJMB Scheduled Cash
Schedule 6.1(b)     Hanover Capital Contribution
Schedule 10.3(c)    Litigation against Belleli
Schedule 10.3(f)    Belleli Unaudited Financial Statements as of June 30, 2002
Schedule 10.3(g)    Belleli Capital Calls
Schedule 10.3(h)    Belleli Distributions
Schedule 10.3(i)    Belleli Material Assets
Schedule 10.4(e)    Litigation against HCC Mantova
Schedule 10.4(i)    HCC Mantova Unaudited Financial Statements as of
                    June 30, 2002
Schedule 10.4(j)    HCC Mantova Capital Calls
Schedule 10.4(k)    HCC Mantova Distributions
Schedule 10.4(l)    HCC Mantova Material Assets
Schedule 12.1       Agreements Subject to Termination
Schedule 12.1-2     Agreements Not Subject to Termination

               THIS AGREEMENT (the "Agreement") is made and entered into effective as of September 20, 2002 (the "Effective Date"), among SJMB, L.P., a Delaware limited partnership ("SJMB"), Charles E. Underbrink ("Underbrink"), John L. Thompson ("Thompson"), Belleli Energy, SrL, an Italian company ("Belleli"), Hanover Compressor Company, a Delaware corporation ("Hanover"), Hanover Compression General Holdings, LLC, a Delaware limited liability company ("HCGH"), Hanover Compressor Holding Company NL B.V. ("HCHC"), a Dutch corporation, Hanover Compressor Nigeria, Inc. a Delaware corporation (formerly known as Hanover Compressor Colombia, Inc., a Delaware corporation) ("HCNI"), Hanover Compression Limited Partnership, a Delaware limited partnership ("HCLP"), and HCC Mantova S.r.L., an Italian company, ("HCC Mantova"). SJMB, Underbrink, Thompson, Belleli, Hanover, HCGH, HCHC, HCLP, HCNI, and HCC Mantova are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties".

               WHEREAS, HCHC owns quotas of Belleli representing 40.31% of the outstanding and issued quotas of Belleli;

               WHEREAS, HCHC desires to purchase quotas of Belleli representing an 10.69% ownership interest of Belleli from SJMB, on the terms and conditions set forth below.

               NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows.

                                   ARTICLE I.
                                   DEFINITIONS

               1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

               "Affiliate" shall mean, with respect to any person, any person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such person. The term "control" (including "controlled by" or "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies, of a person, whether through the ownership of voting securities, by contract or otherwise. The term "person" as used in this Agreement shall be broadly interpreted to include, without limitation, any corporation, company, partnership, individual or other entity.

               "Additional Financing" shall have the meaning set forth in
Section 6.2 herein.

               "Agreement" shall have the meaning set forth in the introductory paragraph.

               "Belleli" shall have the meaning set forth in the introductory paragraph.

               "Belleli-Related Business" shall have the meaning set forth in
Section 8.5 herein.

               "Closing" shall have the meaning set forth in Section 3.1 herein.

               "Closing Date" shall have the meaning set forth in Section 3.1 herein.

               "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization.

               "Effective Date" shall have the meaning set forth in the introductory paragraph.

               "Encumbrance" shall mean any encumbrance, charge, lien, pledge, condemnation award, claim, restriction, security interest, mortgage, defect of title, joint ownership, right of first offer, option, right of first refusal or other encumbrance or charge of any kind.

               "Enterprise Valuation Purchase Price" shall have the meaning set forth in Section 9.1 herein.

               "Governmental Authority" shall mean any governmental authority or judicial, regulatory, or administrative body of any country or political subdivision thereof exercising jurisdiction over SJMB, Belleli, Hanover, HCGH, HCHC, HCNI, HCLP or HCC Mantova.

               "Hanover" shall have the meaning set forth in the introductory paragraph.

               "Hanover Capital Contribution" shall have the meaning set forth in Section 6.1 herein.

               "Hanover Entities" shall mean Hanover, HCGH, HCHC, HCNI, HCLP and HCC Mantova.

               "HCNI" shall have the meaning set forth in the introductory paragraph.

               "HCC Mantova" shall have the meaning set forth in the introductory paragraph.

               "HCC Mantova Assets" shall have the meaning set forth in Section
10.4 herein.

               "HCC Mantova Assets, Taxes and Fees" shall have the meaning set forth in Section 8.1 herein.

               "HCGH" shall have the meaning set forth in the introductory paragraph.

               "HCHC" shall have the meaning set forth in the introductory paragraph.

               "HCHC Initial Belleli Quotas" shall have the meaning set forth in
Section 2.1 herein.

               "HCHC Initial HCC Mantova Quotas" shall have the meaning set forth in Section 10.4 herein.

               "HCLP Initial HCC Mantova Quotas" shall have the meaning set forth in Section 10.4 herein.

               "HCHC Ownership Interest in Belleli" shall have the meaning set forth in Section 2.2 herein.

               "HCHC Ownership Interest in HCC Mantova" shall have the meaning set forth in Section 5.1 herein.

               "HCLP Ownership Interest in HCC Mantova" shall have the meaning set forth in Section 5.1 herein.

               "HCHC Percentage Ownership" shall have the meaning set forth in
Section 2.2 herein.

               "HCHC Purchase Option" shall have the meaning set forth in
Section 5.2 herein.

               "HCHC Purchase Option Closing" shall have the meaning set forth in Section 5.2 herein.

               "HCHC Purchase Option Closing Date" shall have the meaning set forth in Section 5.2 herein.

               "HCHC Purchase Option Price" shall have the meaning set forth in
Section 5.2 herein.

               "HCLP" shall have the meaning set forth in the introductory paragraph.

               "Losses" shall have the meaning set forth in Section 11.2 herein.

               "Management Employees" shall have the meaning set forth in
Section 4.2 herein.

               "Material Adverse Effect", with respect to any entity, shall mean a material adverse change in, or effect on the business, financial position, prospects or results of operations of such entity.

               "Non-Mantova Hanover Entities" shall have the meaning set forth in Section 5.1 herein.

               "Other Party" shall have the meaning set forth in Section 9.1 herein.

               "Party" and "Parties" shall have the meaning set forth in the introductory paragraph.

               "Proposing Party" shall have the meaning set forth in Section 9.1 herein.

               "Purchase Price" shall have the meaning set forth in Section 2.3 herein.

               "Quarterly EBITDA Notice" shall have the meaning set forth in
Section 9.1 herein.

               "Refund Distribution or Dividend" shall have the meaning set forth in Section 8.6 herein.

               "Selling Party's Percentage Ownership Interest" shall have the meaning set forth in Section 9.1 herein.

               "SJMB" shall have the meaning set forth in the introductory paragraph.

               "SJMB Initial Quotas" shall have the meaning set forth in Section
2.1 herein.

               "SJMB Ownership Interest in Belleli" shall have the meaning set forth in Section 2.2 herein.

               "SJMB Percentage Ownership" shall have the meaning set forth in
Section 2.2 herein.

               "SJMB Purchase Option" shall have the meaning set forth in
Section 5.1 herein.

               "SJMB Purchase Option Closing" shall have the meaning set forth in Section 5.1 herein.

               "SJMB Purchase Option Closing Date" shall have the meaning set forth in Section 5.1 herein.

               "SJMB Purchase Option Price" shall have the meaning set forth in
Section 5.1 herein.

               "Scheduled Advancer" shall have the meaning set forth in Section
6.3 herein.

               "Scheduled Bond" shall have the meaning set forth in Section 6.1 herein.

               "Scheduled Bonds or Letters of Credit" shall have the meaning set forth in Section 6.1 herein.

               "Scheduled Cash" shall have the meaning set forth in Section 6.1 herein.

               "Scheduled Issuer" shall have the meaning set forth in Section
6.3 herein.

               "Scheduled Letter of Credit" shall have the meaning set forth in
Section 6.1 herein.

               "Subject Quotas" shall have the meaning set forth in Section 2.2 herein.

               "Thompson" shall have the meaning set forth in the introductory paragraph.

               "Triggering Valuation" shall have the meaning set forth in
Section 9.1 herein.

               "Unaffiliated Third Parties" shall have the meaning set forth in
Section 6.2 herein.

               "Underbrink" shall have the meaning set forth in the introductory paragraph.

               "U.S.$" or "Dollars" shall mean the legal currency and tender of the United States of America.

               1.2.   Interpretation. Unless otherwise indicated:

               The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement or section, unless otherwise specified. The words "include" and "including" and words of similar import when used in this Agreement shall not be limiting but shall rather be deemed to be followed by the words "without limitation." The singular includes the plural, and the plural includes the singular. Words importing any gender include the other gender. The word "or" shall mean "and/or."

                                   ARTICLE II.
                     PURCHASE AND SALE OF THE SUBJECT QUOTAS

               2.1. Capital Structure. HCHC and SJMB acknowledge and agree that, as of the Effective Date of this Agreement, (i) SJMB is the record holder of 3,988,773 quotas, equal to a 59.58% interest in Belleli ("SJMB Initial Quotas"), and (ii) HCHC is the record holder of 2,698,679 quotas, equal to a 40.31% interest in Belleli ("HCHC Initial Belleli Quotas").

               2.2. Purchase and Sale of the Quotas. Pursuant to the terms of this Agreement, subject to the satisfaction to the conditions precedent to closing set forth in Article IV, SJMB hereby agrees to sell, transfer and deliver, or cause to be sold, transferred and delivered to HCHC, and HCHC hereby agrees to purchase 715,408 quotas of Belleli from SJMB ("Subject Quotas") such that upon the transfer to HCHC by SJMB of the Subject Quotas as provided herein, that (i) SJMB will be the record holder of 3,273,365 quotas (which quotas together with any additional quotas in Belleli as SJMB may acquire after the Effective Date and excluding any quotas which SJMB may dispose of after the Effective Date shall collectively be referred to for purposes of this Agreement as the "SJMB Ownership Interest in Belleli"), equal to a 48.898% interest in Belleli ("SJMB Percentage Ownership") and (ii) HCHC will be the record holder of 3,414,087 quotas (which quotas together with any additional quotas in Belleli that HCHC or its Affiliates may acquire after the Effective Date and excluding any quotas which HCHC may dispose of after the Effective Date shall collectively be referred to for purposes of this Agreement as the "HCHC Ownership Interest in Belleli"), equal to a 51.000% interest in Belleli ("HCHC Percentage Ownership").

               2.3. Purchase Price. The purchase consideration for the Subject Quotas shall be the forgiveness of all indebtedness of any kind, including principal and interest, owed any of the Hanover Entities or their Affiliates by SJMB, Thompson and Underbrink and the release of all security interests, guarantees, indemnifications, and liens previously granted by any of SJMB, Thompson and Underbrink or their Affiliates to any of the Hanover Entities or their Affiliates (including those security agreements included in prior agreements between those parties) (the "Purchase Price").

                                  ARTICLE III.
                                     CLOSING

               3.1. Closing. The closing of the transactions contemplated hereby (the "Closing") will be held in the offices of Latham & Watkins on September 30, 2002 at 10:00 a.m. Central time (the "Closing Date"), or, if the conditions to the Closing set forth in Article IV shall not have been satisfied by such date, as soon as practicable after such conditions shall have been satisfied.

               3.2. SJMB Deliveries at Closing. At the Closing, SJMB shall deliver to the Hanover Entities the following:

               (a) an executed release by SJMB, SJMB, L.L.C., Thompson and Underbrink in the form attached hereto as Schedule 3.2(a);

               (b) a certificate signed by an authorized officer of SJMB to the effect that each of the conditions specified in clause (d) of Section 4.2 of this Agreement is satisfied;

               (c) evidence satisfactory to HCHC that each of the conditions specified in clause (e) of Section 4.2 of this Agreement is satisfied;

               (d)    an executed lease consent in the form attached hereto as
Schedule 3.2(d);

               (e) a copy of resolutions of the Managers of SJMB, L.L.C., the general partner of SJMB, certified as of the Closing Date by the Secretary or an Assistant Secretary of SJMB, L.L.C., which certified resolutions shall duly authorize the execution, delivery and performance of this Agreement, together with a certificate as to the incumbency of the persons executing such documents on its behalf, such certificate to be in a form and substance reasonably satisfactory to HCHC; and

               (f) an executed and notarized instrument of transfer (substantially in the form attached hereto as Schedule 3.2(f)) in respect of the Subject Quotas, as provided by and in accordance with Article 2479 of the Italian Civil Code, it being understood and agreed that such instrument of transfer shall not constitute a novation of the terms and conditions herein contained and that the language of such instrument of transfer is subject to adjustment to reflect (1) the precise number of quotas owned by HCHC and SJMB before the transfer (including any subscription by HCHC and/or SJMB of the quotas pertaining to unexercised options held by Impianti) and (2) the consideration for the transfer.

               3.3. Hanover Entities Deliveries at Closing. At the Closing, the Hanover Entities shall deliver to SJMB, Underbrink and Thompson the following:

               (a) an executed release by the Hanover Entities in the form attached hereto as Schedule 3.3(a);

               (b) a certificate signed by the president or chief executive officer of each of the Hanover Entities to the effect that each of the conditions specified in clause (d) of Section 4.1 of this Agreement is satisfied;

               (c) evidence satisfactory to SJMB that each of the conditions specified in clause (e) of Section 4.1 of this Agreement is satisfied;

               (d) a copy of resolutions of the Board of Directors or other governing body of each of the Non-Mantova Hanover Entities, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Hanover Entity, which certified resolutions shall duly authorize the execution, delivery and performance of this Agreement, together with a certificate as to the incumbency of the persons executing such documents on their behalf, such certificate to be in a form and substance reasonably satisfactory to SJMB;

               (e) an executed Satisfaction, Release and Indemnification Agreement in the form attached hereto as Schedule 3.3(e);

               (f) the original Unconditional Guaranty of Payment and Performance by Underbrink dated February 4, 2000 marked "cancelled";

               (g) the original Unconditional Guaranty of Payment and Performance by Thompson dated February 4, 2000 marked "cancelled";

               (h) the original $400,000 Promissory Note by SJMB to the order of HCLP dated February 14, 2001 marked "paid in full";

               (i) the original $1,500,000 Promissory Note by SJMB to the order of HCLP dated July 31, 2001 marked "paid in full";

               (j) executed UCC termination statements terminating all security interests granted in the past by SJMB in favor of any of the Hanover Entities in a form and substance reasonably satisfactory to St. James; and

               (k) SJMB's Black Warrior Stock Certificate No. 0399 representing 5,017,481 common shares currently held in escrow by Stephenson & Snokhous for the benefit of HCLP.

               3.4. Recordation. The Parties shall each take such actions as are necessary to cause the sale of the Subject Quotas to be recorded in the quotaholders' ledger of Belleli promptly upon registration of the deed with Belleli's registrar.

                                   ARTICLE IV.
                       CONDITIONS PRECEDENT TO THE CLOSING

               4.1. Conditions Precedent to Obligations of SJMB, Underbrink and Thompson. The obligations of SJMB, Underbrink and Thompson set forth in this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

               (a) the representations and warranties made by the Hanover Entities, and each of them, herein, without taking into account any materiality qualifications therein, shall have been true and correct in all material respects when made, and shall be true and correct in all material respects at and as of the Closing, with the same force and effect as though made at the Closing except to the extent that such representations and warranties relate to an earlier date;

               (b) the Hanover Entities, and each of them, shall have performed and complied in all material respects with all covenants, agreements and obligations in this Agreement to be performed or complied with prior to or at the Closing;

               (c) no action, proceeding, suit or investigation shall have been instituted nor shall governmental action before any court or other Governmental Authority be threatened in writing, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or other Governmental Authority which does, or is reasonably likely to: (1) set aside, restrain, enjoin or prevent the consummation of transactions contemplated hereby; or (2) otherwise have a Material Adverse Effect on Belleli or HCC Mantova;

               (d) all necessary authorizations, agreements, registrations, orders, approvals and consents of any persons, entities or Governmental Authorities to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained and delivered to SJMB and shall be in full force and effect as of the Closing Date, and no such authorizations, agreements, registrations, orders, approvals or consents shall impose any burdensome or, in SJMB's reasonable determination, unsatisfactory conditions or requirements on SJMB; and

               (e) the Hanover Entities shall have released all existing pledges and powers of attorney from SJMB to any of the Hanover Entities, HCHC shall have returned full ownership of the SJMB Initial Quotas to SJMB and HCHC shall have caused title to the SJMB Initial Quotas to be returned to SJMB, without encumbrance of any kind, and shall have caused such clear title to be reflected on the Register of Members of Belleli and in all appropriate public records, other than Encumbrances created by the terms of this Agreement.

               4.2. Conditions Precedent to Obligations of the Hanover Entities. The obligations of the Hanover Entities set forth in this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

               (a) the representations and warranties made by SJMB herein, without taking into account any materiality qualifications therein, shall have been true and correct in all material respects when made, and shall be true and correct in all material respects at and as of the Closing, with the same force and effect as though made at the Closing except to the extent that such representations and warranties relate to an earlier date;

               (b) SJMB shall have performed and complied in all material respects with all covenants, agreements and obligations in this Agreement to be performed or complied with prior to or at the Closing;

               (c) no action, proceeding, suit or investigation shall have been instituted nor shall governmental action before any court or other Governmental Authority be threatened in writing, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or other Governmental Authority which does, or is reasonably likely to: (1) set aside, restrain, enjoin or prevent the consummation of transactions contemplated hereby; or (2) otherwise have a Material Adverse Effect on Belleli or HCC Mantova;

               (d) all necessary authorizations, agreements, registrations, orders, approvals and consents of any persons, entities or Governmental Authorities to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it shall have been delivered to HCHC and shall be in full force and effect as of the Closing Date, and no such authorizations, agreements, registrations, orders, approvals or consents shall impose any burdensome, or in HCHC's reasonable determination, unsatisfactory conditions or requirements on HCHC; and

               (e) SJMB shall have obtained and delivered to HCHC a release from each of Sergio Garrone, Aldo Patrini and Ettorre Prucco (the "Management Employees") for any obligation of Belleli or HCLP or its Affiliates to sell or issue any equity interests in Belleli to such Management Employee.

                                   ARTICLE V.
                               OPTIONS TO PURCHASE

               5.1. SJMB Purchase Option. SJMB will have the option following the Closing Date to purchase the HCHC Ownership Interest in Belleli, plus HCHC's ownership interest in HCC Mantova, (which interest shall be equal to the HCHC Initial HCC Mantova Quotas (as defined in Section 10.4 herein)) (the "HCHC Ownership Interest in HCC Mantova"), plus the 0.01% ownership interest in HCC Mantova owned by HCLP (which interest shall be equal to the HCLP Initial HCC Mantova Quotas (as defined in Section 10.4 herein)) (the "HCLP Ownership Interest in HCC Mantova"), as follows:

               (a) Exercise Period. HCHC and HCLP grant to SJMB and its assigns the right to acquire the HCHC Ownership Interest in Belleli, the HCHC Ownership Interest in HCC Mantova, and the HCLP Ownership Interest in HCC Mantova (the "SJMB Purchase Option"). Such purchase option is exercisable at any time prior to June 30, 2003 by the delivery of irrevocable written notice to HCHC at least 15 days prior to the closing of the purchase thereunder (the "SJMB Purchase Option Closing"), which notice shall set forth the date of closing (the "SJMB Purchase Option Closing Date").

               (b) SJMB Purchase Option Price. The exercise price for the SJMB Purchase Option (the "SJMB Purchase Option Price"), which shall be paid to HCHC in full in cash at the SJMB Purchase Option Closing, shall be the sum of:

                           (i) Thirty-eight Million Six Hundred Twenty-two Thousand Four Hundred Twenty Seven and 00/100 Dollars (U.S. $38,622,427); plus,

                           (ii) the payment or satisfaction in full of all obligations of SJMB to the Hanover Entities or their Affiliates (not including HCC Mantova or Belleli) incurred after the Effective Date (provided that such payment will be made only with respect to such obligations as were incurred in accordance with the terms of this Agreement); plus,

                           (iii) the repayment of any additional capital HCHC has contributed after the Effective Date to Belleli or HCC Mantova (provided that such capital contributions have been made only in accordance with the terms of this Agreement), excluding any capital contributions made by the Hanover Entities or their Affiliates after the Effective Date that are treated as debt for purposes of
                      Article IX hereof; plus,

                           (iv) the repayment of any loans made to Belleli by any of the Hanover Entities or their Affiliates (not including HCC Mantova) ("Non-Mantova Hanover Entities") (provided that such loans have been disclosed or made only in accordance with the terms of this Agreement), including, without limitation, any capital contributions made by the Non-Mantova Hanover Entities or their Affiliates after the Effective Date that are treated as debt for purposes of Article IX hereof; plus

                           (v) the greater of: (a) the product of (1) the HCHC Percentage Ownership, and (2) Belleli's EBITDA, as determined by Arthur Andersen, for the period commencing January 1, 2002 and ending on the forty-fifth (45th) day prior to the SJMB Purchase Option Closing Date; or (b) $0.00; minus

                           (vi) the amount of any payments to HCHC or any other Non-Mantova Hanover Entity in repayment of any of the loans referenced in Section 5.1(b)(iv) hereof.

               (c) Releases Upon Exercise of SJMB Purchase Option. At the SJMB Purchase Option Closing, SJMB shall provide for the release and return of all letters of credit, bonds, guarantees and other sureties provided by the Non-Mantova Hanover Entities for the benefit of Belleli (provided that such letters of credit, bonds, guarantees and other sureties have been disclosed or made only in accordance with the terms of this Agreement).

               (d) Cooperation. HCHC and HCC Mantova and Belleli shall cooperate with and use their reasonable best efforts to assist SJMB and its agents in obtaining a new equity partner or financing for the purpose of exercising the SJMB Purchase Option, including access to the financial information, physical assets, customers, and holders of liabilities of Belleli and HCC Mantova, subject to non-interference with the business of Belleli and HCC Mantova and the execution of confidentiality agreements with any such prospective partner or financing source and their representatives.

               (e) Duties Upon Close of SJMB Purchase Option. HCHC, HCLP and HCC Mantova will, at the SJMB Purchase Option Closing, and thereafter to the extent reasonable upon SJMB's request, take the following actions:

                           (i) HCHC will take all action as is required to immediately cause good and marketable title to the HCHC Ownership Interest in Belleli to be transferred to SJMB or its assigns without counterclaims or setoffs, free of Encumbrances;

                           (ii) HCHC will further cause each person who is in any way affiliated with HCHC or any Hanover Entity to immediately resign any position as an officer or director of Belleli;

                           (iii) HCHC and HCLP will further immediately cause good and marketable title to the HCHC Ownership Interest in HCC Mantova and the HCLP Ownership Interest in HCC Mantova, respectively, to be transferred to SJMB or its assigns without counterclaims or setoffs, free of Encumbrances; and

                           (iv) HCHC and HCLP will further cause each person who is in any way affiliated with HCHC, HCLP or any Hanover Entity to immediately resign any position as an officer or director of HCC Mantova.

               (f) HCHC Representations and Warranties at SJMB Purchase Option Closing. At the SJMB Purchase Option Closing, HCHC shall make such representations and warranties as are customary in transactions of this sort relating to the interests being sold and the assets and liabilities associated therewith (including but not limited to the representations and warranties set forth in Schedule 5.1(f)); provided, however, that HCHC shall not be required to make any representation or warranty with respect to which (i) HCHC believes in good faith is not true or will not be true when made or (ii) HCHC does not have a good faith reasonable basis to believe is true and accurate when given or made.

               5.2. HCHC Purchase Option. HCHC will have the option following the Closing Date to purchase the SJMB Ownership Interest in Belleli, as follows:

               (a) Exercise Period. SJMB grants to HCHC and its assigns the right to acquire the SJMB Ownership Interest in Belleli (the "HCHC Purchase Option"). Such purchase option is exercisable at any time after June 30, 2003 and prior to September 30, 2003 by the delivery of irrevocable written notice to SJMB at least 15 days prior to the closing of the purchase thereunder ("HCHC Purchase Option Closing"), which notice shall set forth the date of closing ("HCHC Purchase Option Closing Date").

               (b) HCHC Purchase Option Price. The exercise price for the HCHC Purchase Option (the "HCHC Purchase Option Price") which shall be paid to SJMB in full in cash at the HCHC Purchase Option Closing shall be the sum of:

                           (i) Eleven Million and 00/100 Dollars (U.S. $11,000,000); plus,

                           (ii) the payment or satisfaction in full of all obligations of the Hanover Entities to SJMB or its Affiliates incurred after the Effective Date (provided that such payment will be made only with respect to such obligations as were incurred in accordance with the terms of this Agreement); plus,

                           (iii) the repayment of any additional capital SJMB has contributed after the Effective Date to Belleli (provided that such capital contributions have been made only in accordance with the terms of this Agreement), excluding any capital contributions made by SJMB after the Effective Date that are treated as debt for purposes of
                      Article IX hereof; plus,

                           (iv) the repayment of any loans made to Belleli by SJMB (provided that such loans have been disclosed or made only in accordance with the terms of this Agreement), including, without limitation, any capital contributions made by the SJMB after the Effective Date that are treated as debt for purposes of Article IX hereof; plus,

                           (v) the greater of: (a) the product of (1) the SJMB Percentage Ownership Interest, and (2) Belleli's EBITDA, as determined by Arthur Andersen, for the period commencing January 1, 2002 and ending on the forty-fifth
                      (45th) day prior to the SJMB Purchase Option Closing Date; or (b) $0.00; minus,

                           (vi) the amount of any payments to SJMB in repayment of any of the loans referenced in Section 5.2(b)(iv) hereof.

               (c) Releases Upon Exercise of HCHC Purchase Option. At the HCHC Purchase Option Closing, the Hanover Entities shall provide for the release and return of all letters of credit, bonds, guarantees and other sureties provided by SJMB or its Affiliates for the benefit of Belleli (provided that such letters of credit, bonds, guarantees and other sureties have been disclosed or made only in accordance with the terms of this Agreement).

               (d) Duties Upon Close of HCHC Purchase Option. SJMB will, at the HCHC Purchase Option Closing, and thereafter to the extent reasonable upon HCHC's request, take the following actions:

                           (i) SJMB will take all action as is required to immediately cause good and marketable title of the SJMB Ownership Interest in Belleli to be transferred to HCHC or its assigns without counterclaims or setoffs, free of Encumbrances; and

                           (ii) SJMB will further cause each person who is in any way affiliated with SJMB to immediately resign any position as an officer or director of Belleli.

               (e) SJMB Representations and Warranties at HCHC Purchase Option Closing. At the HCHC Purchase Option Closing, SJMB shall make such representations and warranties as are customary in transactions of this sort relating to the interests being sold and the assets and liabilities associated therewith (including but not limited to the representations and warranties set forth in Schedule 5.1(f)); provided, however, that SJMB shall not be required to make any representation or warranty with respect to which (i) SJMB believes in good faith is not true or will not be true when made or (ii) SJMB does not have a good faith reasonable basis to believe is true and accurate when given or made.

                                   ARTICLE VI.
                           BONDS AND LETTERS OF CREDIT

               6.1. Existing Belleli Financing. As of the Effective Date hereof, the current outstanding face amounts of bonds and letters of credit issued by one or more of the Hanover Entities and SJMB are set forth on Schedule 6.1-1 and Schedule 6.1-2 attached hereto, respectively (collectively, "Scheduled Bonds and Letters of Credit" and, individually "Scheduled Bond" or "Scheduled Letter of Credit").

               (a) As of the Effective Date hereof, the current outstanding amount of any cash or other consideration advanced by one or more of the Hanover Entities or SJMB to or for the benefit of Belleli (whether characterized as constituting a loan to Belleli, as creating a debt, a repayment, or a reimbursement obligation by Belleli or otherwise) is set forth on Schedule 6.1(a)-1 or Schedule 6.1(a)-2 attached hereto, respectively ("Scheduled Cash"). Scheduled Cash for purposes of hereof shall include any costs incurred by SJMB and the Hanover Entities to issue any Scheduled Bond or Scheduled Letter of Credit.

               (b) Prior to the Effective Date, the Hanover Entities contributed the cash advances set forth on Schedule 6.1(b) to the capital of Belleli (the "Hanover Capital Contribution"). The Parties acknowledge and agree that the Hanover Capital Contribution shall be treated as debt for purposes of
Article IX hereof.

               (c) The Scheduled Bonds and Letters of Credit and Scheduled Cash shall not constitute capital contributions to Belleli for purposes of
Section 5.1(b) or Section 5.2(b) hereof.

               6.2. Additional Financing. Neither the Non-Mantova Hanover Entities nor SJMB shall be required to advance additional cash or provide additional bonds, letters of credit, guaranties or sureties to or for the benefit of Belleli or HCC Mantova.

               (a) If either of Belleli or HCC Mantova (for purposes of Belleli-Related Business only) needs or desires to obtain additional financing (whether in the form of loans, bonds, letters of credit, or other alternative financing) ("Additional Financing"), Belleli, HCC Mantova, HCHC, and SJMB shall use their reasonable best efforts to cause Belleli or HCC Mantova to obtain such Additional Financing from HCC Mantova or third parties unaffiliated with SJMB or the Non-Mantova Hanover Entities ("Unaffiliated Third Parties").

               (b) No Additional Financing may be provided to or for the benefit of Belleli or HCC Mantova by SJMB or the Non-Mantova Hanover Entities, without the prior joint written consent of SJMB and HCHC; provided, however, that such consent shall not be unreasonably withheld or delayed if: (1) Belleli, HCC Mantova, HCHC or SJMB have used their reasonable best efforts to cause Belleli or HCC Mantova to obtain such Additional Financing from HCC Mantova or Unaffiliated Third Parties; and (2) SJMB and HCHC have determined in good faith that such Additional Financing is otherwise necessary or desirable.

               (c) Any cash, bond, or letter of credit so advanced to or for the benefit of Belleli or HCC Mantova by SJMB or any of the Non-Mantova Hanover Entities in accordance with the terms of this Agreement shall be treated as Scheduled Cash, a Scheduled Bond, or a Scheduled Letter of Credit, respectively, for purposes of this Article VI, except that the effective date of such Scheduled Cash, Scheduled Bond, or Scheduled Letter of Credit for purposes of
Section 6.4 shall be the date that such cash, bond, or letter of credit is advanced.

               6.3. Replacement of Scheduled Bonds or Letters of Credit and Repayment of Scheduled Cash.

               (a) Belleli, HCHC, and SJMB or the Non-Mantova Hanover Entities that have issued such Scheduled Bonds or Letters of Credit, whichever applies ("Scheduled Issuer"), shall use their reasonable best efforts to cause Belleli to replace as soon as practicable such Scheduled Bonds or Letters of Credit with bonds, letters of credit or other alternative financing issued or provided by HCC Mantova or Unaffiliated Third Parties.

               (b) Belleli, HCHC, and SJMB or the Non-Mantova Hanover Entities that have advanced such Scheduled Cash, whichever applies ("Scheduled Advancer"), shall use their reasonable best efforts to cause Belleli to repay as soon as practicable such Scheduled Cash; provided, however, that such repayment shall not require a capital call or cause a working capital shortfall for Belleli.

               6.4. Interest Payments on Scheduled Letters of Credit and Scheduled Cash. Commencing on the Effective Date and continuing until such obligations have been paid, satisfied, replaced, released or terminated, Belleli will pay to each Scheduled Issuer or Scheduled Advancer an amount equal to (i) four percent (4%) per annum on the outstanding face amount of the Scheduled Letter of Credit issued by such Scheduled Issuer, and (ii) twelve percent (12%) per annum on any Scheduled Cash or draw on Scheduled Bonds or Letters of Credit provided by a Scheduled Advancer.

               6.5. Invoices and Payment. Each Scheduled Issuer or Scheduled Advancer will send Belleli quarterly invoices in arrears for amounts due to any Scheduled Issuer or Scheduled Advancer by Belleli. Belleli will pay in cash to any such Scheduled Issuer or Scheduled Advancer all amounts due to such Scheduled Issuer or Scheduled Advancer based upon the payment terms in such invoices; provided, however, that such Scheduled Issuers or Scheduled Advancers will not provide for payment terms, the effect of which would require any additional capital call or the payment of which would cause a working capital shortfall for Belleli.

                                  ARTICLE VII.
                     BELLELI FINANCING AND CAPITAL STRUCTURE

               7.1. Additional Financing. Additional Financing for Belleli shall neither be required nor permitted except as set forth in Section 6.2 hereof.

               7.2. Capital Contributions. Belleli shall not require and neither HCHC nor SJMB shall be permitted or required to make any future capital contributions to Belleli following the Effective Date hereof without the prior joint written consent of HCHC and SJMB, provided, however, that such consent shall not be unreasonably withheld or delayed if: (i) such capital contributions are reasonably necessary in order to maintain the solvency of Belleli and (ii) such capital contributions will not result in the issuance of additional quotas to the contributing Party. Any capital contributions in accordance with this Section 7.2 that do not result in the issuance of additional quotas to the contributing Party shall be treated as debt for purposes of Article IX hereof.

               7.3. Additional Actions. HCHC and SJMB acknowledge and agree that (i) no capital contribution pursuant to Section 7.2 hereof is intended to result in a change in the number of quotas defined to equal the HCHC Ownership Interest in Belleli or the SJMB Ownership Interest in Belleli or the percentage of ownership defined to equal the HCHC Percentage Ownership or the SJMB Percentage Ownership and (ii) capital contributions pursuant to Section 7.2 shall be treated as debt for purposes of Article IX hereof. If the Hanover Capital Contribution or any capital contribution pursuant to Section 7.2 hereof is deemed whether by operation of law or otherwise to result in a change in the number of quotas defined to equal the HCHC Ownership Interest in Belleli or the SJMB Ownership Interest in Belleli or the percentage of ownership defined to equal the HCHC Percentage Ownership or the SJMB Percentage Ownership, any Party shall, at the request of HCHC or SJMB, execute and deliver such additional agreements, certificates, instruments or other documents and take such other actions as the other Party may reasonably request to vest in HCHC and SJMB, as applicable, valid title to the quotas defined to equal the HCHC Ownership Interest in Belleli or the SJMB Ownership Interest in Belleli, respectively, or to the percentage of ownership defined to equal the HCHC Percentage Ownership or the SJMB Percentage Ownership, respectively. In addition, any Party shall, at the request of SJMB or HCHC, execute and deliver such additional agreements, certificates, instruments or other documents and take such other actions as the other Party may reasonably request to confirm and effectuate the treatment of any capital contributions pursuant to Section 7.2 as debt for purposes of
Article IX hereof.

               7.4. Capital Structure. Neither HCHC nor SJMB shall sell, transfer, assign or encumber all or a part of the HCHC Ownership Interest in Belleli or the SJMB Ownership Interest in Belleli, respectively, following the Effective Date hereof without the prior written joint consent of SJMB and HCHC, or as provided for in Article V or Article IX of this Agreement. Belleli shall not issue additional ownership interests or cause or approve a sale of existing ownership interests following the Effective Date without the prior written joint consent of HCHC and SJMB. Belleli shall not complete any capital transactions (excluding debt financings in accordance with Article VI hereof) or enter into any merger, joint venture or other similar transaction of any kind without the prior written joint consent of HCHC and SJMB. The Parties shall take such action as is necessary to include the foregoing restrictions in the By-Laws of Belleli.

               7.5. Assets. Belleli shall not sell, transfer, assign or encumber all or a part of its assets (other than partial sales of assets in the ordinary course of business) following the Effective Date hereof without the prior written joint consent of HCHC and SJMB. Belleli shall not make any material purchase of assets outside the ordinary course of business without the prior written joint consent of HCHC and SJMB.

               7.6. Distributions. Belleli shall not make any distributions or dividends following the Effective Date hereof without the prior written joint consent of HCHC and SJMB.

               7.7. Control. HCHC shall not use its control of Belleli to cause Belleli to breach any covenant set forth in Article VII.

               7.8. Further Financing, Bonding, Letters of Credit, Guarantees, Etc. Following the Effective Date hereof, HCC Mantova will use its best efforts to provide Additional Financing as feasible to the extent so requested by Belleli.

                                  ARTICLE VIII.
                    HCC MANTOVA FINANCING & CAPITAL STRUCTURE

               8.1. Existing HCC Mantova Financing. The Non-Mantova Hanover Entities acknowledge and agree that neither they nor their Affiliates has as of the Effective Date: (i) issued letters of credit, bonds, guarantees, or other sureties for the benefit of HCC Mantova; (ii) advanced cash or other consideration to HCC Mantova or for the benefit of HCC Mantova that must be repaid or reimbursed by HCC Mantova to such Non-Mantova Hanover Entities or their Affiliates, except for 4,135,786 EURO equal to the amount paid by or on behalf of HCC Mantova for value added tax or other taxes or fees in connection with the purchase of the HCC Mantova Assets ("HCC Mantova Assets Taxes and Fees") which amount shall be satisfied as provided in Section 8.6 hereof. The Non-Mantova Hanover Entities further acknowledge and agree that any debts or obligations to any Non-Mantova Hanover Entities or their Affiliates in excess of the HCC Mantova Assets Taxes and Fees as reflected in the unaudited financial statement of HCC Mantova as of June 30, 2002 (attached hereto) as Schedule 10.4(i) have been or are forgiven as part of the consideration for this Agreement as of the Effective Date hereof.

               8.2. Additional Financing. Additional Financing for HCC Mantova shall neither be required nor permitted except as set forth in Section 6.2 hereof.

               8.3. Capital Contributions. HCC Mantova shall not require and neither HCHC nor HCLP shall be permitted or required to make any capital contributions to HCC Mantova following the Effective Date hereof without the prior written consent of SJMB.

               8.4. Capital Structure. HCHC and HCLP shall not sell, transfer, assign or encumber all or a part of the HCHC Ownership Interest in HCC Mantova or the HCLP Ownership Interest in HCC Mantova following the Effective Date hereof without the prior written consent of SJMB or as provided for in Article V or Article IX of this Agreement. HCC Mantova shall not issue additional ownership interests or cause or approve a sale of existing ownership interests of HCC Mantova following the Effective Date hereof without the prior written consent of SJMB. HCC Mantova shall not complete any capital transactions (excluding debt financings in accordance with Article VI hereof) or enter into any merger, joint venture or other similar transaction of any kind without the prior written consent of SJMB. The Parties shall take such action as is necessary to include the foregoing restrictions in the By-Laws of HCC Mantova.

               8.5. Assets. HCC Mantova shall not sell, transfer, assign or encumber all or a part of its assets (other than partial sales of assets in the ordinary course of business or to provide funding for the business of Belleli or to fund cash needs in connection with the ownership, maintenance, preservation, operation or lease of the assets leased to Belleli (the "Belleli-Related Business")) following the Effective Date hereof without the prior written consent of SJMB. HCC Mantova shall not make any material purchase of assets outside the ordinary course of business without the prior written consent of SJMB.

               8.6. Distributions. HCC Mantova shall not make any distributions or dividends following the Effective Date hereof without the prior written consent of SJMB; provided, however, that HCC Mantova shall have the right to distribute and/or dividend to any Hanover Entity or any Affiliate thereof any amounts received by HCC Mantova as a refund of the HCC Mantova Assets Taxes and Fees ("Refund Distribution or Dividend"). In the case of such a Refund Distribution or Dividend, HCC Mantova shall provide SJMB with a written notice of the proposed Refund Distribution or Dividend, and SJMB's consent to such Refund Distribution or Dividend will be required immediately upon receipt of documentation sufficient to verify that the proposed Refund Distribution or Dividend is an amount equal to or less than the amount of any refund to HCC Mantova of VAT or other taxes or fees paid by or on behalf of HCC Mantova in connection with its purchase of the HCC Mantova Assets. In no event, however, shall the total amount of such Refund Distributions or Dividends exceed the amount of the HCC Mantova Assets Taxes and Fees.

               8.7. Control. HCHC shall not use its control of HCC Mantova to cause HCC Mantova to breach any covenant set forth herein.

                                   ARTICLE IX.
                            ENTERPRISE VALUATION SALE

               9.1.   Enterprise Valuation Sale.

               (a) After November 1, 2002, either HCHC and HCLP or SJMB (the "Proposing Party") may give notice to the other (the "Other Party") that the Proposing Party is providing the Other Party with an enterprise valuation for all of the equity interests in Belleli and HCC Mantova (the "Triggering Valuation"). The notice shall be in writing and will include the amount of the Triggering Valuation. The Triggering Valuation shall be used for the purpose of determining the purchase price for the interest owned by either the Proposing Party or the Other Party (the "Enterprise Valuation Purchase Price") which shall be the Triggering Valuation multiplied by the HCHC Percentage Ownership, if HCHC and HCLP are the sellers, or the SJMB Percentage Ownership, if SJMB is the seller ("Selling Party's Percentage Ownership Interest"). At the closing of any enterprise valuation sale pursuant to this Section 9.1, (i) the Enterprise Valuation Purchase Price shall be paid in cash, (ii) all Scheduled Cash, all loans made to Belleli in accordance with Article VI hereof, and all capital contributions treated as debt for purposes of this Article IX provided by the selling party shall be repaid in cash, and (iii) all Scheduled Bonds and Letters of Credit provided by the selling party and its Affiliates shall be released.

               (b) The Other Party shall have 30 days after receipt of the notice from the Proposing Party to give the Proposing Party notice that it will either sell its equity interest in Belleli and HCC Mantova to the Proposing Party for the Enterprise Valuation Purchase Price or it will acquire the Proposing Party's equity interest in Belleli and HCC Mantova for the Enterprise Valuation Purchase Price. The purchasing party shall have 45 days from the date of receipt of notice of the election by the Other Party to pay the Enterprise Valuation Purchase Price and satisfy the other terms of sale set forth in this paragraph. In the event that the purchasing party fails to pay the Enterprise Valuation Purchase Price and satisfy the other terms of sale within the 45 day period the purchasing party shall not be entitled to present another Triggering Valuation as a Proposing Party under this Article IX for 18 months.

               (c)    Notwithstanding any other provision of this Section 9.1:

                           (i) Belleli shall provide to SJMB and HCHC within sixty (60) days following the end of each quarter in the calendar year (beginning on November 29, 2002), Belleli's EBITDA, as determined by Arthur Andersen, for the period commencing on January 1, 2002 and ending as of the date of the quarter just completed ("Quarterly EBITDA Notice").

                           (ii) In no event shall HCHC and HCLP present a Triggering Valuation which, together with the amounts payable to SJMB pursuant to clause (ii) of the last sentence of Section 9.1(a), would result in an aggregate payment to SJMB under this Section 9.1 that is less than the HCHC Purchase Option Price calculated in accordance with Section 5.2(b), except that for purposes of calculating the amount described in Section 5.2(b)(iv) the amount of Belleli's EBITDA shall be equal to the EBITDA reported in the Quarterly EBITDA Notice which most recently preceded notice of such Triggering Valuation.

                           (iii) In no event shall SJMB present a Triggering Valuation which, together with the amounts payable to HCHC and its Affiliates pursuant to clause (ii) of the last sentence of Section 9.1(a), would result in an aggregate payment to HCHC under this Section 9.1 that is less than the SJMB Purchase Option Price calculated in accordance with Section 5.1(b), except that for purposes of calculating the amount described in Section 5.1(b)(iv) the amount of Belleli's EBITDA shall be equal to the EBITDA reported in the Quarterly EBITDA Notice which most recently preceded notice of such Triggering Valuation.

               9.2. Enterprise Valuation Sale to Unaffiliated Third Party. In the event that the Proposing Party gives notice to the Other Party of a Triggering Valuation with the intent to conduct a sale of all of the equity interests in or substantially all of the assets of Belleli and HCC Mantova to an Unaffiliated Third Party, the Proposing Party shall so state in the notice to the Other Party. If the Proposing Party elects to give such notice and the Other Party elects to sell its interest to the Proposing Party as described in the preceding paragraph, the Proposing Party shall have 150 days to pay the Other Party the Enterprise Valuation Purchase Price and satisfy the other terms of sale set forth in Section 9.1, provided, however, that the Enterprise

Valuation Purchase Price shall be adjusted higher by an amount equal to the Selling Party's Percentage Ownership Interest in Belleli multiplied by the difference between the Triggering Valuation of the Proposing Party and the price actually paid by the Unaffiliated Third Party purchaser. This Enterprise Valuation Purchase Price adjustment shall only be made if it increases the Enterprise Valuation Purchase Price to be paid to the selling party.

               9.3. Cooperation. The Proposing Party and the Other Party agree to use their respective reasonable efforts to cooperate and assist in the sale process regardless of whether the Other Party elects to purchase or sell and regardless of whether the Proposing Party elects to conduct a sale to an Unaffiliated Third Party as set forth in Section 9.2 hereof.

               9.4. Representations and Warranties. Either HCHC and HCLP or SJMB, if the selling party pursuant to Section 9.1, or each of them in the event of a sale to an Unaffiliated Third Party pursuant to Section 9.2, shall make the representations and warranties described in Section 5.1(e) (in the case of HCHC and HCLP) or Section 5.2(e) (in the case of SJMB).

                                   ARTICLE X.
                         REPRESENTATIONS AND WARRANTIES

               10.1. Representations and Warranties of SJMB. SJMB hereby represents and warrants to the Hanover Entities and Belleli as of the Effective Date and the Closing Date as follows:

               (a) Organization. SJMB is a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization. SJMB has all requisite power and authority to: (i) own and operate its properties and carry on its business as currently conducted; and (ii) to execute this Agreement and perform its obligations hereunder.

               (b) Qualification. SJMB is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business as now conducted or its assets make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on SJMB.

               (c) Authorizations; Approvals. The execution and delivery by SJMB of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all requisite limited partnership action. This Agreement has been duly executed and delivered by SJMB, and this Agreement constitutes the legal, valid and binding obligation of SJMB enforceable against SJMB in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law). Upon the execution and delivery thereof, all agreements, contracts, documents and instruments relating to this Agreement and the transactions contemplated hereby that are to be executed and delivered by SJMB will be so executed and delivered by a duly authorized officer of SJMB, will constitute the legal, valid and binding obligations of SJMB, and will be enforceable against SJMB in accordance with their terms (except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law). SJMB is not required to give any notice, make any filing or register with, or obtain any consent, approval, authorization, waiver, permit, certificate or order of any Governmental Authority or third party to consummate the transactions contemplated by this Agreement to be consummated on the Closing Date.

               (d) Absence of Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby to be consummated on the Closing Date will: (i) conflict with, result in a breach under, or give rise to any consent or preferential purchase right under
(A) any statute, law or regulation applicable to SJMB, (B) the constituent documents of SJMB, (C) any material contract, agreement, lease, license or other arrangement to which SJMB is a party or by which it or any of its properties is bound, or (D) any order, judgment, injunction, award or decree of any court or regulatory or governmental body, or (ii) result in the creation or imposition of any Encumbrance on any of the property of SJMB.

               (e) Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of SJMB, threatened against SJMB before or by any Governmental Authority that would reasonably be expected to have a Material Adverse Effect on the ability of SJMB to sell the Subject Quotas pursuant to this Agreement.

               (f) Brokers. There is no broker or finder or other person entitled to a commission or brokerage fee or payment in connection with this Agreement or the transactions contemplated hereby (including the sale of the Subject Quotas) as a result of any agreement of, or action taken by, SJMB, any Affiliate of SJMB, or any partner, member, officer, or director of SJMB.

               (g) Subject Quotas. As of the Closing Date, SJMB will be the sole legal owner and holder of record of the Subject Quotas and will have good, valid and marketable title to the Subject Quotas, free and clear of all restrictions on transfer, purchase rights, warrants, options, contracts, commitments, taxes, and other Encumbrances. Upon delivery to HCHC at the Closing of a notarized instrument of transfer in respect of the Subject Quotas as provided by and in accordance with, the provisions of Article 2479 of the Italian Civil Code, and upon SJMB's receipt of the Purchase Price, and upon HCHC being entered in the Register of Members of Belleli as the holder of the Subject Quotas, good and valid title to the Subject Quotas will pass to HCHC, free and clear of any Encumbrances of any kind. Other than this Agreement and the Statuto of Belleli, the Subject Quotas are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Subject Quotas. The Subject Quotas have not been sold, pledged, hypothecated, assigned or otherwise transferred, and neither SJMB nor any of its Affiliates has agreed to sell, pledge, hypothecate, assign or otherwise transfer the Subject Quotas, except as set forth in the Statuto of Belleli and pursuant to this Agreement. Each of SJMB's representations and warranties set forth in this Section 10.1(g) is subject to and contingent upon the Hanover Entities' compliance with their obligations under Section 4.1(e) and Section 7.3 hereof.

               (h) Prior Obligations. As of the Effective Date of this Agreement, SJMB has not failed to perform or observe any covenant, agreement or provision to be performed or observed by SJMB in any of the agreements or obligations referenced in Article VI herein. SJMB has taken no action and has refrained from taking any action as of the Effective Date of this Agreement that would affect the validity or enforceability of any of the agreements referenced in Article VI.

               (i) Continuing Obligations. Prior to the release or termination thereof by mutual agreement of the parties thereto or in accordance with their respective terms, SJMB will take no action or refrain from taking any action that would result in a breach of or effect the validity or enforceability of the agreements or obligations referenced in Article VI herein.

               10.2. Representations and Warranties of Non-Mantova Hanover Entities. Each of the Non-Mantova Hanover Entities, severally and not jointly, represents and warrants to SJMB and Belleli as of the Effective Date and the Closing Date as follows:

               (a) Organization. Such Non-Mantova Hanover Entity has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its organization. Such Non-Mantova Hanover Entity has all requisite power and authority to: (i) own and operate its properties and carry on its business as currently conducted; and (ii) to execute this Agreement and perform its obligations hereunder.

               (b) Qualification. Such Non-Mantova Hanover Entity is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business as now conducted or its assets make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on such Non-Mantova Hanover Entity.

               (c) Authorizations; Approvals. The execution and delivery by such Non-Mantova Hanover Entity of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all requisite action. This Agreement has been duly executed and delivered by such Non-Mantova Hanover Entity, and this Agreement constitutes the legal, valid and binding obligation of such Non-Mantova Hanover Entity enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law). Upon the execution and delivery thereof, all agreements, contracts, documents and instruments relating to this Agreement and the transactions contemplated hereby that are to be executed and delivered by such Non-Mantova Hanover Entity will be so executed and delivered by a duly authorized officer of such Non-Mantova Hanover Entity, will constitute the legal, valid and binding obligations of such Non-Mantova Hanover Entity, and will be enforceable against such Non-Mantova Hanover Entity in accordance with their terms (except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law). Such Non-Mantova Hanover Entity is not required to give any notice, make any filing or register with, or obtain any consent, approval, authorization, waiver, permit, certificate or order of any

Governmental Authority or third party to consummate the transactions contemplated by this Agreement to be consummated on the Closing Date.

               (d) Absence of Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby to be consummated on the Closing Date will: (i) conflict with, result in a breach under, or give rise to any consent or preferential purchase right under
(A) any statute, law or regulation applicable to such Non-Mantova Hanover Entity, (B) the constituent documents of such Non-Mantova Hanover Entity, (C) any material contract, agreement, lease, license or other arrangement to which such Non-Mantova Hanover Entity is a party or by which such Non-Mantova Hanover Entity or any of its properties is bound, or (D) any order, judgment, injunction, award or decree of any court or regulatory or governmental body, or
(ii) result in the creation or imposition of any Encumbrance on any of the property of such Non-Mantova Hanover Entity.

               (e) Brokers. There is no broker or finder or other person entitled to a commission or brokerage fee or payment in connection with this Agreement or the transactions contemplated hereby (including the sale of the Subject Quotas) as a result of any agreement of, or action taken by, such Non-Mantova Hanover Entity, any of its Affiliates, or any partner, member, officer, or director of such Non-Mantova Hanover Entity.

               (f) Prior Obligations. As of the Effective Date of this Agreement, such Non-Mantova Hanover Entity has not failed to perform or observe any covenant, agreement or provision to be performed or observed by it in any of the agreements or obligations referenced in Article VI. Such Non-Mantova Hanover Entity has taken no action or has refrained from taking any action as of the Effective Date of this Agreement that would affect the validity or enforceability of any of the agreements referenced in Article VI.

               (g) Continuing Obligations. Prior to the release or termination thereof by mutual agreement of the parties thereto or in accordance with their respective terms, such Non-Mantova Hanover Entity will take no action or refrain from taking any action that would result in a breach of or effect the validity or enforceability of the agreements or obligations referenced in
Article VI.

               10.3. Representations and Warranties of Belleli. Belleli represents and warrants to SJMB and the Hanover Entities as of the Effective Date and the Closing Date as follows:

               (a) Authorizations; Approvals. The execution and delivery by Belleli of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all requisite corporation action. This Agreement has been duly executed and delivered by Belleli, and this Agreement constitutes the legal, valid and binding obligation of Belleli enforceable against Belleli in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law). Upon the execution and delivery thereof, all agreements, contracts, documents and instruments relating to this Agreement and the transactions contemplated hereby that are to be executed and delivered by Belleli will be so executed and delivered by a duly authorized officer of Belleli, will constitute the legal, valid and binding obligations of Belleli, and will be enforceable against Belleli in accordance with their terms (except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law). Belleli is not required to give any notice, make any filing or register with, or obtain any consent, approval, authorization, waiver, permit, certificate or order of any Governmental Authority or third party to consummate the transactions contemplated by this Agreement on the Closing Date.

               (b) Absence of Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with, result in a breach under, or give rise to any consent or preferential purchase right under (A) any statute, law or regulation applicable to Belleli, (B) the constituent documents of Belleli, (C) any material contract, agreement, lease, license or other arrangement to which Belleli is a party or by which Belleli or any of its properties is bound, or (D) any order, judgment, injunction, award or decree of any court or regulatory or governmental body, or (ii) result in the creation or imposition of any Encumbrance on any of the property of Belleli.

               (c) Litigation. Except as disclosed on Schedule 10.3(c), since May 9, 2001, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Belleli, threatened against Belleli before or by any Governmental Authority that would have a Material Adverse Effect on the ability of Belleli to perform its obligations pursuant to this Agreement.

               (d) Brokers. There is no broker or finder or other person entitled to a commission or brokerage fee or payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement of, or action taken by, Belleli, any Affiliate of Belleli, or any member, officer, or director of Belleli.

               (e) Capitalization. As reflected in the quotaholders' ledger of Belleli on file with Belleli's registrar, (i) the authorized quotas of Belleli consist of 6,694,287 quotas, (ii) SJMB is the record holder of 3,988,773 quotas, equal to a 59.58% interest in Belleli, and (iii) HCHC is the record holder of 2,698,679 quotas, equal to a 40.31% interest in Belleli.

               (f) Financial Condition. The unaudited financial statement of Belleli as of June 30, 2002, is attached as Schedule 10.3(f). Such financial statement was prepared by Belleli in good faith and is based on reasonable assumptions.

               (g) Capital Calls. Since May 9, 2001, Belleli has not made and is currently not obliged to make any capital call not reflected in Schedule 10.3(g).

               (h) Distributions. Since May 9, 2001, Belleli has not made and is currently not obliged to make any distribution not reflected in Schedule 10.3(h).

               (i) Assets. A list of the material assets of Belleli as of the Effective Date is attached as Schedule 10.3(i) ("Belleli Assets"). Belleli has not sold, transferred, assigned or encumbered and is not as of the Effective Date hereof obliged to sell, transfer, assign or encumber all or a part of the Belleli Assets, except to the extent that such sale would be permitted under Section 7.5 hereof.

               10.4. Representations and Warranties of HCC Mantova. HCC Mantova represents and warrants to SJMB as of the Effective Date and the Closing Date as follows:

               (a) Organization. HCC Mantova is a company duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. HCC Mantova has all requisite power and authority to: (i) own and operate its properties and carry on its business as currently conducted; and
(ii) to execute this Agreement and perform its obligations hereunder.

               (b) Qualification. HCC Mantova is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business as now conducted or its assets make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on HCC Mantova.

               (c) Authorizations; Approvals. The execution and delivery by HCC Mantova of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all requisite corporation action. This Agreement has been duly executed and delivered by HCC Mantova, and this Agreement constitutes the legal, valid and binding obligation of HCC Mantova enforceable against HCC Mantova in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law). Upon the execution and delivery thereof, all agreements, contracts, documents and instruments relating to this Agreement and the transactions contemplated hereby that are to be executed and delivered by HCC Mantova will be so executed and delivered by a duly authorized officer of HCC Mantova, will constitute the legal, valid and binding obligations of HCC Mantova, and will be enforceable against HCC Mantova in accordance with their terms (except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law). HCC Mantova is not required to give any notice, make any filing or register with, or obtain any consent, approval, authorization, waiver, permit, certificate or order of any Governmental Authority or third party to consummate the transactions contemplated by this Agreement to be consummated on the Closing Date.

               (d) Absence of Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby to be consummated on the Closing Date will: (i) conflict with, result in a breach under, or give rise to any consent or preferential purchase right under
(A) any statute, law or regulation applicable to HCC Mantova, (B) the constituent documents of HCC Mantova, (C) any material contract, agreement, lease, license or other arrangement to which HCC Mantova is a party or by which HCC Mantova or any of its properties is bound, or (D) any order, judgment, injunction, award or decree of any court or regulatory or governmental body, or
(ii) result in the creation or imposition of any Encumbrance on any of the property HCC Mantova.

               (e) Litigation. Except as disclosed on Schedule 10.4(e), there are no actions, suits, proceedings or investigations pending or, to the knowledge of HCC Mantova, threatened against HCC Mantova before or by any Governmental Authority that would reasonably be expected to have a Material Adverse Effect on the ability of HCC Mantova to perform its obligations pursuant to this Agreement.

               (f) Brokers. There is no broker or finder or other person entitled to a commission or brokerage fee or payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement of, or action taken by, HCC Mantova, any Affiliate of HCC Mantova, or any member, officer, or director of HCC Mantova.

               (g) Capitalization. The authorized capital quotas of HCC Mantova consist of 20,688,934 quotas, and are duly authorized, validly issued, fully paid and nonassessable. As of the Effective Date of this Agreement, HCHC is the record and beneficial owner of 20,688,834 quotas, equal to a ninety-nine and 99/100 percent (99.99%) interest in HCC Mantova ("HCHC Initial HCC Mantova Quotas"). The remaining 1/100 of a percent (0.01%) of the quotas of HCC Mantova are owned by HCLP ("HCLP Initial HCC Mantova Quotas"). There are, and have been, no preemptive rights with respect to the issuance of such quotas or any other capital quotas of HCC Mantova. There are no outstanding subscriptions, warrants, options, rights, "phantom" stock rights, agreements, calls, convertible or exchangeable securities or other commitments (contingent or otherwise) pursuant to which HCHC, HCLP, or HCC Mantova is or may become obligated to issue, sell, purchase, return or redeem any such quotas or any other capital quotas of HCC Mantova.

               (h) Compliance with Laws. Since its formation, HCC Mantova has complied in all material respects with all laws, rules, regulations and orders of Governmental Authorities applicable to HCC Mantova and its assets and business.

               (i) Financial Condition. The unaudited financial statement of HCC Mantova as of June 30, 2002, is attached as Schedule 10.4(i). Such financial statement was prepared by HCC Mantova in good faith and is based on reasonable assumptions.

               (j) Capital Calls. HCC Mantova has not made and is not obliged to make any capital call not reflected in Schedule 10.4(j).

               (k) Distributions. HCC Mantova has not made and is not obliged to make any distribution or dividend not reflected Schedule 10.4(k).

               (l) Assets. HCC Mantova purchased the assets it now owns in accordance with Schedule 10.4(l) ("HCC Mantova Assets"). HCC Mantova has not, other than in the ordinary course of business, sold, transferred, assigned or encumbered and is not as of the Effective Date hereof obliged to sell, transfer, assign or encumber all or a part of the material HCC Mantova Assets other than in connection with providing financing and/or guaranties or sureties on behalf of Belleli.

               10.5. Representations and Warranties of HCHC. In addition to the representations and warranties set forth in Section 10.2 hereof, HCHC represents and warrants to SJMB as of the Effective Date as follows:

               (a) HCHC Initial Belleli Quotas. HCHC is the sole legal owner and holder of record of the quotas representing the HCHC Initial Belleli Quotas and has good, valid and marketable title to the HCHC Initial Belleli Quotas, free and clear of all restrictions on transfer, purchase rights, warrants, options, contracts, commitments, taxes, and other Encumbrances. Other than this Agreement and the Statuto of Belleli, the HCHC Initial Belleli Quotas are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the HCHC Initial Belleli Quotas. The HCHC Initial Belleli Quotas have not been sold, pledged, hypothecated, assigned, transferred or otherwise encumbered, and neither HCHC nor any of its Affiliates has agreed or is obliged to sell, pledge, hypothecate, assign, transfer or otherwise encumber all or a part of the HCHC Initial Belleli Quotas, except as set forth in the Statuto of Belleli and pursuant to this Agreement.

               (b) HCHC Initial HCC Mantova Quotas. HCHC is the sole legal owner and holder of record of the quotas representing the HCHC Initial HCC Mantova Quotas and has good, valid and marketable title to the HCHC Initial HCC Mantova Quotas, free and clear of all restrictions on transfer, purchase rights, warrants, options, contracts, commitments, taxes, and other Encumbrances. Other than this Agreement and the Statuto of HCC Mantova, the HCHC Initial HCC Mantova Quotas are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the HCHC Initial HCC Mantova Quotas. The HCHC Initial HCC Mantova Quotas have not been sold, pledged, hypothecated, assigned, transferred or otherwise encumbered, and neither HCHC nor any of its Affiliates has agreed or is obliged to sell, pledge, hypothecate, assign, transfer or otherwise encumber all or a part of the HCHC Initial HCC Mantova Quotas, except as set forth in the Statuto of HCC Mantova and pursuant to this Agreement.

               (c) Litigation. There are no actions, suits, proceedings or investigations pending, or to the knowledge of HCHC, threatened against HCHC before or by any Governmental Authority that would reasonably be expected to have a Material Adverse Effect on the ability of HCHC to perform its obligations pursuant to this Agreement.

               10.6. Representations and Warranties of HCLP. In addition to the representations and warranties set forth in Section 10.2 hereof, HCLP represents and warrants to SJMB as of the Effective Date as follows:

               (a) HCLP Initial HCC Mantova Quotas. HCLP is the sole legal owner and holder of record of the quotas representing the HCLP Initial HCC Mantova Quotas and has good, valid and marketable title to the HCLP Initial HCC Mantova Quotas, free and clear of all restrictions on transfer, purchase rights, warrants, options, contracts, commitments, taxes, and other Encumbrances. Other than this Agreement and the Statuto of HCC Mantova, the HCLP

Initial HCC Mantova Quotas are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the HCLP Initial HCC Mantova Quotas. The HCLP Initial HCC Mantova Quotas have not been sold, pledged, hypothecated, assigned, transferred or otherwise encumbered, and neither HCLP nor any of its Affiliates has agreed or is obliged to sell, pledge, hypothecate, assign, transfer or otherwise encumber all or a part of the HCLP Initial HCC Mantova Quotas, except as set forth in the Statuto of HCC Mantova and pursuant to this Agreement.

               (b) Litigation. Except as referenced and disclosed in Hanover's quarterly report on Form 10-Q for the quarter ended June 30, 2002, there are no actions, suits, proceedings or investigations pending, or to the knowledge of HCLP, threatened against HCLP before or by any Governmental Authority that would reasonably be expected to have a Material Adverse Effect on the ability of HCLP to perform its obligations pursuant to this Agreement.

                                   ARTICLE XI.
                          INDEMNIFICATION AND GUARANTEE

               11.1. Survival of Representations and Warranties. The representations and warranties of the Parties contained in this Agreement shall lapse two (2) years following the Closing Date. Any representation or warranty as to which a written claim shall have been asserted during the survival period shall continue in effect with respect to such claims until such claim shall have been finally resolved or settled.

               11.2.  Indemnification.

               (a) SJMB covenants and agrees to defend, indemnify and hold harmless the Hanover Entities and Belleli and their respective Affiliates from and against any damages, claims, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for defending any actions or threatened actions) (collectively, "Losses"), arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by SJMB in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; (ii) the failure of SJMB to perform or observe fully any covenant, agreement or provision to be performed or observed by SJMB pursuant to this Agreement or any other agreement between the Parties still in effect following the Closing and (iii) any options, subscriptions, warrants, rights, "phantom" stock rights, agreements, calls, convertible or exchangeable securities or commitments (contingent or otherwise) granted by or through SJMB or its Affiliates pursuant to which Belleli is or may become obligated to issue, sell, purchase, return or redeem any quotas of Belleli.

               (b) Each Hanover Entity, severally and not jointly, covenants and agrees to defend, indemnify and hold harmless SJMB, Underbrink, Thompson, Belleli and their respective Affiliates from and against any Losses arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by such Hanover Entity in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; and (ii) the failure by such Hanover Entity to perform or observe any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement or any other agreement between the Parties still in effect following the Closing.

               (c) Belleli covenants and agrees to defend, indemnify and hold harmless the Hanover Entities, SJMB, Underbrink, Thompson, and their respective Affiliates from and against any Losses arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by Belleli in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; and (ii) the failure by Belleli to perform or observe any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement or any other agreement between the Parties still in effect following the Closing.

                                  ARTICLE XII.
                  TERMINATION OF OTHER AGREEMENTS AND RELEASES

               12.1. Termination of Other Agreements. All agreements among SJMB, the Hanover Entities and Belleli are hereby terminated (including without limitation, those listed on Schedule 12.1-1 attached hereto) excluding (i) this Agreement and any other documents, instruments and certificates delivered or executed in connection herewith and (ii) those agreements listed in Schedule 12.1-2.

                                  ARTICLE XIII.
                                  MISCELLANEOUS

               13.1. Notices. Notices and other communications given under this Agreement, if any, shall be in writing and delivered personally or by facsimile, receipt confirmed, or sent by certified mail, return receipt requested, postage prepaid, or by overnight delivery or courier service to the Parties to this Agreement at the following addresses or to such other address as the Party to this Agreement whose address it is shall specify by notice to the other:

                      if to SJMB:              SJMB, L.P.
                                               d/b/a SJMB Merchant Bankers, L.P.
                                               4295 San Felipe, Suite 200
                                               Houston, Texas 77027
                                               Attn: John Thompson,
                                               Chief Executive Officer
                                               Facsimile: (713) 871-1028

                      with a copy to:          Gardere Wynne Sewell LLP
                                               1000 Louisiana, Suite 3400
                                               Houston, Texas 77002-5007
                                               Attn: John Nabors, Esquire
                                               Attn: Orin Lewis, Esquire
                                               Facsimile: (713) 276-5555

                      if to Mr. Thompson:      John L. Thompson
                                               4295 San Felipe, Suite 200
                                               Houston, Texas 77027
                                               Facsimile: (713) 871-1028

                      if to Mr. Underbrink:    Charles E. Underbrink
                                               4295 San Felipe, Suite 200
                                               Houston, Texas 77027
                                               Facsimile: (713) 871-1028

                      if to Hanover, HCHC      Hanover Compressor Nigeria, Inc.
                      HCNI, HCC Mantova,       Hanover Compression Limited Partnership
                      HCGH, or HCLP            Hanover Compression General Holdings, LLC
                                               HCC Mantova S.r.L.
                                               c/o Hanover Compressor Company
                                               12001 N. Houston Rosslyn
                                               Houston, Texas 77086
                                               Attn: Mark Berg, General Counsel
                                               Facsimile: (281) 447-0821

                      with a copy to:          Latham & Watkins
                                               Sears Tower, Suite 5800
                                               Chicago, Illinois 60606
                                               Attn: Richard S. Meller, Esquire
                                               Facsimile: (312) 993-9767

                      If to Belleli:           Belleli Energy SrL
                                               Via G. Taliercio, 3
                                               46111 Mantova
                                               ITALY
                                               Attn: Sergio Garrone
                                               Facsimile: 011+39 0376 333813

A notice shall be deemed to have been given to a party to whom it is directed
(i) upon actual receipt by courier, (ii) upon dispatch by facsimile (with transmission confirmed), or (iii) one business day after sent by overnight delivery service.

               13.2. Binding Effect; Benefits. Subject to Section 13.5 below, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Parties and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

               13.3. Waiver. Any waiver of a provision hereof must be in writing and signed by the waiving Party. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver, by the Party taking such action, of compliance by any other Party with any representations, warranties, covenants or agreements contained herein. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any Party to exercise any right or privilege hereunder shall be deemed a waiver of such Party's rights or privileges hereunder or shall be deemed a waiver of such Party's rights to exercise the same at any subsequent time or times hereunder.

               13.4. Amendments. This Agreement may only be amended, modified, or supplemented by a written instrument executed by each of the Parties.

               13.5. Assignability. None of the Parties may assign any rights under this Agreement without the prior consent of the other Parties.

               13.6. Governing Law. THIS AGREEMENT AND ANY CLAIMS RELATED TO THIS AGREEMENT WHETHER CONTRACTUAL, TORT BASED OR OTHERWISE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO ITS CHOICE OF LAW PRINCIPLES. NOTWITHSTANDING THE FOREGOING, THE APPLICABLE LAW GOVERNING THE PURCHASE AND DELIVERY OF THE SUBJECT QUOTAS SHALL BE THE LAWS OF ITALY WITHOUT REFERENCE TO ITS CHOICE OF LAW PRINCIPLES. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO RECEIVE PUNITIVE DAMAGES IN CONNECTION WITH ANY JUDICIAL ACTION BROUGHT IN CONNECTION WITH THIS AGREEMENT.

               13.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

               13.8. Entire Agreement. With the exception of the documents required to be provided in satisfaction of conditions hereunder, this Agreement shall constitute the entire agreement of the Parties hereto with respect to the subject matter contained herein.

               13.9. Severability. In case any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, the validity and enforceability of the remaining provisions shall not in any way be affected thereby.

               13.10. Disputes. All Parties hereto shall submit to the jurisdiction of and consent to have any disputes arising out of or related to this Agreement adjudicated in the federal or state courts located in Houston, Harris County, Texas.

               13.11. Fees and Expenses. Each Party hereto shall pay its own legal, accounting or other professional fees and disbursements of any kind incurred by such Party arising out of the negotiation, preparation or execution of this Agreement and the consummation of the transactions contemplated hereby. In the event that a dispute between the Parties is litigated, the prevailing Party shall be entitled to a reimbursement of professional fees, disbursements and direct expenses from the other Party.

               13.12. Remedy. The Parties hereto recognize that irrevocable injury may result to one or more of such Parties in the event of a breach of this Agreement and that the acceptance of this Agreement by all of the Parties hereto was a material factor in each Party's decision to enter into this Agreement and to consummate the transactions contemplated herein. Each Party hereto agrees that if it engages in any acts in violation of this Agreement, any other Party to this Agreement shall be entitled, in addition to such other remedies and damages as may be available to such Party, in law or equity, or otherwise, to a mandatory injunction compelling specific performance of the offending Party's obligations hereunder.

               13.13. Cooperation. After the execution hereof, the Parties hereto agree to execute and deliver such other instruments and take such other actions as are reasonably necessary to carry out such transactions as intended by the Parties hereto.

               13.14. Restriction on Sale of Subject Quotas. THE SUBJECT QUOTAS SOLD AND PURCHASED PURSUANT TO THIS AGREEMENT WILL BE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER APPLICABLE SECURITIES LAWS. THE SUBJECT QUOTAS ALSO WILL BE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THE ARTICLES OF ASSOCIATION OF BELLELI.

                [Intentionally Left Blank-Signature Pages Follow]

               IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first written above.

                                       SJMB, L.P.
                                       By: SJMB, L.L.C., its General Partner

                                       By: /s/ JOHN L. THOMPSON
                                          ------------------------------------
                                       Name: John L. Thompson
                                            ----------------------------------
                                       Title: CEO
                                             ---------------------------------


                                       John L. Thompson

                                        /s/ JOHN L. THOMPSON
                                       ---------------------------------------


                                       Charles E. Underbrink

                                        /s/ CHARLES E. UNDERBRINK
                                       ---------------------------------------


                                       HANOVER COMPRESSOR COMPANY

Signed September 20, 2002 /s/ CCD      By: /s/ CHAD C. DEATON
                                          ------------------------------------
                                       Name: Chad C. Deaton
                                            ----------------------------------
                                       Title: President and Chief Executive
                                              Officer
                                             ---------------------------------


                                       HANOVER COMPRESSION GENERAL
                                       HOLDINGS, LLC

                                       By: Hanover Compressor Company, its
                                       sole member

Signed September 20, 2002 /s/ CCD      By: /s/ CHAD C. DEATON
                                          ------------------------------------
                                       Name: Chad C. Deaton
                                            ----------------------------------
                                       Title: President
                                             ---------------------------------

                                       HANOVER COMPRESSION LIMITED
                                       PARTNERSHIP

                                       By: Hanover Compression General
                                       Holdings, LLC, its General Partner

                                       By: Hanover Compressor Company,
                                       its sole member


Signed September 20, 2002 /s/ CCD      By: /s/ CHAD C. DEATON
                                          ------------------------------------
                                       Name: Chad C. Deaton
                                            ----------------------------------
                                       Title: President and Chief Executive
                                              Officer
                                             ---------------------------------


                                       HANOVER COMPRESSOR HOLDING
                                       COMPANY NL B.V.


                                       By: /s/ W.P. RUOFF
                                          ------------------------------------
                                       Name: Equity Trust Co. N.V.
                                            ----------------------------------
                                       Title: Managing Director
                                             ---------------------------------

                                       HANOVER COMPRESSOR NIGERIA, INC.:

Signed September 20, 2002 /s/ JEJ      By: /s/ JOHN E. JACKSON
                                          ------------------------------------
                                       Name: John E. Jackson
                                            ----------------------------------
                                       Title: Vice President & Treasurer
                                             ---------------------------------


                                       HCC MANTOVA S.r.L.

Signed September 20, 2002 /s/ PGS   By: /s/ PETER G. SCHRECK
                                          ------------------------------------
                                       Name: Peter G. Schreck
                                            ----------------------------------
                                       Title: President and Sole Director
                                             ---------------------------------

                                       BELLELI ENERGY SrL

Signed September 20, 2002 /s/ ROP   By: /s/ ROBERT O. PIERCE
                                          -----------------------------------
                                       Name: Robert O. Pierce
                                            ----------------------------------
                                       Title: Chairman
                                             ---------------------------------